Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2015, with respect to the consolidated financial statements included in the Annual Report of Mid-Con Energy Partners, LP on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Mid-Con Energy Partners, LP on Forms S-3 (File No. 333-195669 and File No. 333-187012) and on Form S-8 (File No. 333-179161).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 3, 2015